UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

Commission File Number 001-31921
Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD

On May 23, 2014, Compass Minerals International, Inc. (the “Company”) issued a Notice of Redemption (the “Notice”) with respect to its 8% Senior Notes due 2019 (the “Notes”).  Pursuant to the Notice, the Company notified the holders of the Notes that, subject to the conditions precedent stated herein, they will redeem the entire outstanding principal amount of the Notes at a price equal to 104.000% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to the date of redemption. Such redemption (the “Redemption”) is scheduled to occur on June 23, 2014 (the “Redemption Date”).

The Redemption is conditioned on (i) receipt by the Company of adequate gross proceeds to redeem the Notes on or prior to the Redemption Date from one or more new debt financings on terms satisfactory to the Company in its sole and absolute discretion (collectively, the “Refinancing”) and (ii) the delivery to U.S. Bank National Association, as trustee, of written notice by the Company (in its sole and absolute discretion) stating that the Refinancing has been consummated (together with the Refinancing, the “Redemption Conditions”).  Under the terms of the Notice, the Notes shall not be deemed due and payable on the Redemption Date unless the Redemption Conditions are satisfied or waived by the Company on or prior to June 23, 2014.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date:	May 23, 2014	/s/ Rodney L. Underdown
Rodney L. Underdown
Chief Financial Officer